Exhibit 10.2

                                  AMENDMENT TO
                           STOCK REDEMPTION AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into this 1st day of October, 2001 by and between Glas-Aire Industries Group Ltd., a Nevada corporation ("Glas-Aire") and Regency Affiliates, Inc., a Delaware corporation and its wholly-owned subsidiary, Speed.com, Inc., a Delaware corporation (jointly referred to herein as "Regency").

                                    RECITALS

     A. Regency and its wholly-owned subsidiary Speed.com, Inc., are the record owners of 1,215,105 shares of Glas-Aire's $0.01 par value common stock (the "Glas-Aire Stock").

     B. Glas-Aire is the record owner of 4,040,375 shares of Regency's common stock (the Regency Stock").

     C. Glas-Aire deems it to be in its best interests to redeem the Glas-Aire Stock owned by Regency.

     D. The Parties executed a Stock Redemption Agreement on September 17, 2001 but agreed not to close the transaction until October 1, 2001.

     NOW, THEREFORE, in consideration of the Recitals, which shall be deemed to be a substantive part of this Agreement, and the mutual covenants, promises, agreements, representations and warranties of the parties hereto, the Parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

     1. Paragraph 1.3 of the Stock Redemption Agreement dated September 17, 2001, is amended to read as follows:

     1.3 Closing. The Closing shall take place on October 1, 2001, in the offices of Regency Affiliates, Inc., 729 South Federal Highway, Suite 307, Stuart, Florida 34994 at a time acceptable to the Parties. Payment of the Cash Consideration shall be made via wire transfer pursuant to wire transfer instructions provided Glas-Aire by Regency. Delivery of the stock certificates shall be accomplished pursuant to the Parties' instructions.

     IN WITNESS WHEREOF, the parties have executed, acknowledged, sealed, and delivered this Agreement the day and year first hereinabove set forth.

ATTEST:                                     REGENCY AFFILIATES, INC.


/s/  Jackie Teske                           By:  /s/  William R. Ponsoldt
------------------------------              -----------------------------------
     Jackie Teske                                     William R. Ponsoldt,
     Secretary                                        President

ATTEST:                                     SPEED.COM, INC.


/s/  Jackie Teske                           By:  /s/  William R. Ponsoldt
------------------------------              -----------------------------------
     Jackie Teske                                     William R. Ponsoldt,
     Secretary                                        President


ATTEST:                                     GLAS-AIRE INDUSTRIES GROUP LTD.


/s/  Craig Grossman                         By:  /s/  Omer Esen
------------------------------              -----------------------------------
     Craig Grossman                                   Omer Esen, General Manager
     Assistant Secretary                              and Chief Financial
                                                      Officer